SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
     Filed by the Registrant |X| Filed by a Party other than the Registrant o Check the appropriate box:
     o  Preliminary Proxy Statement        o  Confidential, For Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6(e)(2))
     o  Definitive Proxy Statement
     o  Definitive Additional Materials
     |X|  Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.
     o Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     o Fee paid previously with preliminary materials:

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     o Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

THE FOLLOWING IS A FORM LETTER PREPARED BY FRITZ COMPANIES, INC. TO BE SENT TO CUSTOMERS BEGINNING JANUARY 19, 2001:

January 19, 2001


Customer Name
Company
Address
City, State, Zip

Dear [Customer]:

I am pleased to inform you that on Wednesday, January 10, 2001, an agreement was announced that will allow Fritz Companies to be acquired by United Parcel Service, Inc. in a transaction that will combine the strengths of both parties to the benefit of our customers. UPS, the world's largest express carrier and largest package delivery company, is well capitalized and financially sound. The acquisition of Fritz Companies signals UPS's intent to expand aggressively into international freight forwarding and customs brokerage and to use Fritz as a strong platform on which to base UPS's future growth in the logistics and supply chain areas.

We believe that combining Fritz's 67 years of experience and expertise with the infrastructure, technologies and service capabilities of UPS will offer a compelling attraction to our customers, our employees and our shareholders.

Fritz will operate as a subsidiary of UPS, and the Fritz brand will continue to identify our products in the near-term. This should allow our present customers to enjoy the continuity of Fritz services and the commitment of Fritz's employees and management, while benefiting from the additional resources of our new parent, UPS.

In the upcoming months, during which the transaction will be concluded, I look forward to sharing with you further details of this exciting development in addition to providing further updates on our Website, www.fritz.com.

As always, should you have any questions on this announcement, please do not hesitate to give me a call. Thank you for your continued business.

Sincerely,



Name
Title

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc. ("UPS"), Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.